                                                                    EXHIBIT 99.2

                            NON-CASH ELECTION FORM

  DO NOT SUBMIT THIS FORM IF YOU WANT TO RECEIVE CASH FOR ALL OF YOUR SHARES.

   If you are electing to retain all or a portion of your shares ("Non-Cash Election Shares") of common stock, par value $0.33 per share ("Jostens Common Stock") of Jostens, Inc. ("Jostens" or the "Company") in connection with the proposed merger (the "Merger") of Saturn Acquisition Corporation with and into Jostens (a "Non-Cash Election"), this Non-Cash Election Form (this "Form") must be completed and signed by you, and submitted, together with your stock certificate, to our exchange agent at the address or facsimile number specified below. Upon consummation of the Merger, all Non-Cash Election Shares will be redesignated as shares of Jostens Class A Common Stock.

   Holders of Jostens Common Stock who do not wish to make a Non-Cash Election (any such holder, a "Non-Electing Holder") and would like to receive cash for all of their shares of Jostens Common Stock, should NOT complete this form.

   Each share of Jostens Common Stock owned by you will automatically be converted into the right to receive an amount equal to $25.25 in cash from Jostens following the Merger UNLESS you elect to retain some or all of your shares of Jostens Common Stock OR unless not enough Jostens shareholders elect to retain their shares of Jostens Common Stock. In the latter case, a number of retained shares will be allocated on a pro rata basis to all of Jostens shareholders to ensure that Jostens public shareholders retain an aggregate of 6% of the total number of shares outstanding immediately following the Merger (approximately 2% of the total number of shares outstanding immediately prior to the merger), as set forth in the Proxy Statement/Prospectus previously mailed to you, dated April 7, 2000 (including all annexes and schedules thereto, and as it may be amended or supplemented from time to time, the "Proxy Statement/Prospectus"). The procedures for proration of shares are set forth in the Proxy Statement/Prospectus under the heading "THE MERGER--Non-Cash Election Procedure".

   Answers to questions and requests for assistance or additional copies of this Form may be obtained from:

                       Morrow & Company 1-800-566-9061.

   Please submit this form to:

                       To: Norwest Bank, Exchange Agent

             By Mail:                            By Facsimile:                  By Hand or Overnight Courier:
   Norwest Bank Minnesota, N.A.                  (651) 450-4163                  Norwest Bank Minnesota, N.A.
           PO Box 64858            (For Eligible Financial Institutions Only)     Reorganization Department
      St. Paul, MN 55164-0858                                                 161 North Concord Exchange Street
                                                                                   South St. Paul, MN 55075

                           Confirm by Telephone to:
                                (651) 450-4110

   Delivery of this Form to an address, or transmission of this Form via a facsimile transmission number, other than as set forth above, does not constitute a valid delivery.

   Please read carefully the accompanying instructions.

BOX I

                                                           Shares Submitted
        Name and Address of Registered Holder*  (Attach additional list if necessary)
--------------------------------------------------------------------------------------
                                                                              Number
                                                              Total Number  of Shares
                                                               of Shares    Elected to
                                                Certificate  Represented by     be
                                                   Number    Certificate(s) Retained**
                                             -----------------------------------------
                                             -----------------------------------------
                                             -----------------------------------------
                                             -----------------------------------------
                                                Total Shares
--------------------------------------------------------------------------------------

  * Only certificates registered in a single form may be deposited with this Form. If certificates are registered in different forms (e.g., John R. Doe and J.R. Doe), it will be necessary to fill in, sign and submit as many separate Forms as there are different registrations of certificates.
 ** Unless otherwise indicated, it will be assumed that all shares represented by certificates herewith submitted are to be treated as having made a Non-Cash Election.

 [_]Check here if you cannot locate certificates. Shortly after receipt of this Form, the Exchange Agent will contact you directly with instructions.

Ladies and Gentlemen:

   In connection with the merger (the "Merger") of Saturn Acquisition Corporation with and into Jostens, Inc. ("Jostens" or the "Company"), the undersigned hereby submits the certificate(s) for shares of Common Stock, par value $0.33 per share, of Jostens ("Jostens Common Stock") listed above and elects, subject as set forth below, to have all or a portion of the shares of Jostens Common Stock represented by such certificates as set forth below, converted into the right to retain shares of Jostens Common Stock following the Merger which, upon consummation of the Merger, will be redesignated as shares of Class A Common Stock, par value $0.33 per share, of Jostens ("Non-Cash Election Shares"), subject to the proration set forth below and described in detail in the Proxy Statement/Prospectus.

   Delivery of the enclosed certificate(s) shall be effected, and risk of loss of and title to such certificates shall pass, only upon delivery thereof by you.

   It is understood that the following election is subject to (i) the terms, conditions and limitations set forth in the Proxy Statement/Prospectus, receipt of which is acknowledged by the undersigned, (ii) the terms of the Agreement and Plan of Merger, dated as of December 27, 1999 (as the same may be amended or supplemented from time to time, the "Merger Agreement"), a conformed copy of which appears as Appendix A to the Proxy Statement/Prospectus, and (iii) the accompanying instructions.

   By delivering certificates for shares of Jostens Common Stock, the registered holder of such certificates releases the Company, Saturn Acquisition and their respective affiliates, directors, officers, employees, partners, agents, advisors and representatives, and their respective successors and assigns, from any and all claims arising from or in connection with the purchase or ownership of such Jostens Common Stock or the retention or conversion of such Jostens Common Stock pursuant to the Merger Agreement.

   The undersigned authorizes and instructs you, as Exchange Agent, to deliver such certificates of Jostens Common Stock to the Company and to receive on behalf of the undersigned, in exchange for the shares of Jostens Common Stock represented thereby, any certificate for Non-Cash Election Shares or any check for cash issuable in the Merger pursuant to the terms of the Merger Agreement.

   Unless otherwise indicated under Special Payment Instructions below, please issue any certificate for Non-Cash Election Shares and/or any check issuable in exchange for the shares of Jostens Common Stock represented by the certificates submitted hereby in the name of the registered holder(s) of such Jostens Common Stock. Similarly, unless otherwise indicated under Special Delivery Instructions, please mail any certificate for Non-Cash Election Shares and/or any check for cash issuable in exchange for the shares of Jostens Common Stock represented by the certificates submitted hereby to the registered holder(s) of the Jostens Common Stock at the address or addresses shown above.

BOX II                                   BOX III
                                             SPECIAL DELIVERY INSTRUCTIONS
     SPECIAL PAYMENT INSTRUCTIONS                (See Instruction C(7))
   (See Instructions C(5) and C(6))
                                             To be completed ONLY if the
    To be completed ONLY if the           check or certificates representing
 check or certificates representing       Non-Cash Election Shares is to be
 Non-Cash Election Shares is to be        made payable to the registered
 made payable to someone other than       holder(s) of shares of Jostens
 the registered holder(s) of the          Common Stock, but is to be sent to
 shares of Jostens Common Stock. The      someone other than the registered
 check will be sent to the name and       holder(s) or to an address other
 address specified in this Box.           than the address of the registered
                                          holder(s) set forth above.

 Name(s) ____________________________
            (Please Print)                Name(s) ____________________________
                                                     (Please Print)

 ------------------------------------
                                          ------------------------------------

 Address ____________________________
                                          Address ____________________________

 ------------------------------------
         (Including Zip Code)             ------------------------------------
                                                  (Including Zip Code)

 ------------------------------------

    (Tax Identification or Social
           Security Number)

BOX IV


                   SIGN HERE AND HAVE SIGNATURES GUARANTEED
        (See Instructions D(1) and D(7) Concerning Signature Guarantee)

 Name(s): _____________________________________________________________________
                                (Please Print)

 Name(s): _____________________________________________________________________
                                (Please Print)

 ______________________________________________________________________________
                           Signature(s) of Owner(s)

 ______________________________________________________________________________
                           Signature(s) of Owner(s)

 ______________________________________________________________________________
               (Tax Identification or Social Security Number(s))

 ______________________________________________________________________________
                                  Guaranteed

    Must be signed by registered holder(s) exactly as name(s) appear(s) on stock certificate(s) or by person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact or any other person acting in a fiduciary capacity, set forth full title in such capacity and see Instruction D(3).

 Dated: ________________, 2000


BOX V


                             GUARANTEE OF DELIVERY

        (To be Used Only if Certificates are not Surrendered herewith)

    The undersigned is a member of a national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company in the United States; and guarantees to deliver to the Exchange Agent the certificates for shares of Jostens Common Stock to which this Form relates, duly endorsed in blank or otherwise in form acceptable for transfer on the books of Jostens, no later than 5:00 p.m. New York City time on the third NYSE trading day after the date of execution of this guarantee of delivery.

 ______________________________________________________________________________
                             (Firm--Please Print)

 ______________________________________________________________________________
                            (Authorized Signature)

 ______________________________________________________________________________
                                   (Address)

 ______________________________________________________________________________

 ______________________________________________________________________________

 ______________________________________________________________________________
                       (Area Code and Telephone Number)

 ______________________________________________________________________________
                                (Contact Name)

                      PAYER: NORWEST BANK MINNESOTA, N.A.

-------------------------------------------------------------------------------

                       Name (sole proprietors must provide individual's name):
 SUBSTITUTE
 Form W-9              ------------------------------------------------------
 Department of the     Business name, if different from above:
 Treasury
 Internal Revenue     -------------------------------------------------------
 Service               Address:


 Payor's Request for  -------------------------------------------------------
 Taxpayer              Part 1--PLEASE PROVIDE YOUR TIN       TIN:
 Identification        IN THE BOX AT THE RIGHT AND         Social Security
 Number ("TIN") and    CERTIFY BY SIGNING AND DATING        Number or
 Certification         BELOW                                  Employer
                                                      Identification Number


                      -------------------------------------------------------
                       Part 2--For payers NOT subject to backup withholding, see the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" and complete as instructed therein.

                       CERTIFICATION--Under penalty of perjury, I certify that:

                       (1) The number shown on this Form is my correct
                           Taxpayer Identification Number (or I am waiting for a number to be issued to me),
                       (2) I am not subject to backup withholding either
                           because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (the "IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.

                       The Internal Revenue Service does not require your consent to any provision of this document other than the certificates required to avoid backup withholding.

                       Signature ___________________________  Date ___, 2000

                      -------------------------------------------------------

                       Part 3--Awaiting TIN [_]

-------------------------------------------------------------------------------

 CERTIFICATION INSTRUCTIONS--You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you are subject to backup withholding, you received another notification from the IRS stating that you are no longer subject to backup withholding, do not cross out item
 (2).


NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP
      WITHHOLDING OF 31% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE MERGER AND PENALTIES IMPOSED BY THE INTERNAL REVENUE SERVICE. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

    YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN
    PART 3 OF SUBSTITUTE FORM W-9.

            CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

    I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, 31% of all reportable payments made to me will be withheld, but that such amounts will be refunded to me if I then provide a certified Taxpayer Identification Number within sixty (60) days and so request.

 ------------------------------------   ------------------------------------
              Signature                                  Date

                                 INSTRUCTIONS

A. Special Conditions.

   1. Time in Which to Elect. To be effective, an election pursuant to the terms and conditions set forth herein (an "Election") on this Form or a facsimile hereof, accompanied by the above-described certificates representing shares of Jostens Common Stock, must be received by the Exchange Agent, at the address set forth above, no later than the later of 5:00 P.M., New York City time, on May 4, 2000 or, in the event that the Special Meeting relating to the Merger is postponed or delayed for any reason, 5:00 P.M., New York City time, on the date that is three NYSE trading days prior to the date of the Special Meeting (in either case, the "Election Date"). Holders of Jostens Common Stock whose stock certificates are not immediately available may also make an effective Election by completing this Form or a facsimile hereof, having the Guarantee of Delivery box (BOX V) properly completed and duly executed (subject to the condition that the certificates for which delivery is thereby guaranteed are in fact delivered to the Exchange Agent, duly endorsed in blank or otherwise in form acceptable for transfer on the books of Jostens, no later than 5:00 P.M., New York City time, on the third NYSE trading day after the date of execution of such guarantee of delivery). Each certificate evidencing shares of Jostens Common Stock outstanding at the Effective Time of the Merger with respect to which the Exchange Agent shall have not received an effective Election by 5:00 p.m. on the Election Date will be treated as if the holder thereof elected to receive cash for all of the shares of Jostens Common Stock represented by such certificate, which will be subject to the proration procedures set forth in the Proxy Statement/Prospectus. See Instruction C.

   2. Revocation of Election. Any Election may be revoked by the person who submitted this Form to the Exchange Agent and the certificate(s) for shares withdrawn by written notice duly executed and received by the Exchange Agent prior to the Election Date. Such notice must specify the person in whose name the shares of Jostens Common Stock to be withdrawn are deposited, the number of shares to be withdrawn, the name of the registered holder thereof, and the serial numbers shown on the certificate(s) representing the shares to be withdrawn. If an Election is revoked, and the certificate(s) for shares withdrawn, the Jostens Common Stock certificate(s) submitted therewith will be promptly returned by the Exchange Agent to the person who submitted such certificate(s).

   3. Termination of Right to Elect. If for any reason the Merger is not consummated, all Forms will be void and of no effect. Certificate(s) for Jostens Common Stock previously received by the Exchange Agent will be returned promptly by the Exchange Agent to the person who submitted such stock certificate(s).

B. Election and Proration Procedures.

   A description of the election and proration procedures is set forth in the Proxy Statement/Prospectus under "THE MERGER--Merger Consideration" and "THE MERGER--Non-Cash Election Procedure." A full statement of the election and proration procedures is contained in the Merger Agreement and all Elections are subject to compliance with such procedures. In connection with making any election, a holder of Jostens Common Stock should read carefully, among other matters, the aforesaid description and statement and the information contained in the Proxy Statement/Prospectus under "THE MERGER--United States Federal Income Tax Considerations." See also "RISK FACTORS--Shareholders Who Receive Cash and Retain Stock in the Merger May Be Required to Treat a Portion of Cash Received as Ordinary Income" in the Proxy Statement/Prospectus for a discussion of the possibility that the receipt of cash as a result of proration by a holder who has made a Non-Cash Election may be treated as a distribution that is taxable as ordinary income as opposed to gain or loss from the sale or exchange of Jostens Common Stock.

   AS A RESULT OF THE PRORATION PROCEDURES, HOLDERS OF JOSTENS COMMON STOCK MAY RECEIVE NON-CASH ELECTION SHARES OR CASH IN AMOUNTS WHICH VARY FROM THE AMOUNTS SUCH HOLDERS ELECT TO RECEIVE. SUCH HOLDERS WILL NOT BE ABLE TO CHANGE THE NUMBER OF NON-CASH ELECTION SHARES OR THE AMOUNT OF CASH ALLOCATED TO THEM PURSUANT TO SUCH PROCEDURES.

C. Receipt of Non-Cash Election Shares or Checks.

   Promptly after the effective time of the Merger (the "Effective Time"), the Exchange Agent will mail certificate(s) for Non-Cash Election Shares and/or cash payments by check to the holders of Jostens Common Stock with respect to all Non-Cash Election Shares included in any effective Election. Holders of Jostens Common Stock who did not make an Election with respect to all their shares, or failed to make an effective Election with respect to all their shares prior to the Election Date will be treated as if the holder thereof elected to receive cash for all of the shares of Jostens Common Stock, subject to the proration procedures set forth in the Proxy Statement/Prospectus. As soon as practicable after the Effective Time, the Exchange Agent will send a letter of transmittal to each holder of shares of Jostens Common Stock (other than holders who have made an effective Non-Cash Election with respect to all of their shares). As soon as practicable after the certificate(s) representing such share or shares are submitted to the Exchange Agent, together with a letter of transmittal, the Exchange Agent will deliver to such holder certificates representing retained shares issuable as a result of proration.

   No fractional shares will be issued in connection with the Merger. Each holder of shares of Jostens Common Stock who would otherwise have been entitled to receive a fraction of a share issuable as a result of proration (after taking into account all shares of Jostens Common Stock submitted by such holder) will receive, in lieu thereof, a cash payment (without interest) equal to such fraction multiplied by $25.25.

D. General.

   1. Execution and Delivery. This Form or a facsimile hereof must be properly filled in, dated and signed in BOX IV, and must be delivered (together with stock certificates representing the shares of Jostens Common Stock as to which the Election is made or with a duly signed guarantee of delivery of such certificates) to the Exchange Agent at any of the addresses or the facsimile number set forth on the first page of this Form.

   The method of delivery of all documents is at the option and risk of the stockholder, but, if sent by mail, registered mail, return receipt requested, properly insured, is suggested.

   2. Inadequate Space. If there is insufficient space on this Form to list all your stock certificates being submitted to the Exchange Agent, please attach a separate list.

   3. Signatures. The signature (or signatures, in the case of certificates owned by two or more joint holders) on this Form should correspond exactly with the name(s) as written on the face of the certificate(s) submitted, unless the shares of Jostens Common Stock described in this Form have been assigned by the registered holder(s), in which event this Form should be signed in exactly the same form as the name of the last transferee indicated on the transfers attached to or endorsed on the certificates.

   If this Form is signed by a person or persons other than the registered owner(s) of the certificates listed, the certificates must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered owner(s) appear on the certificates.

   If this Form or any stock certificate(s) or stock power(s) are signed by a trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact or any other person acting in a representative or fiduciary capacity, the person signing must give such person's full title in such capacity and appropriate evidence of authority to act in such capacity must be forwarded with this Form.

   4. Partial Elections. If an Election is being made in respect of fewer than all of the shares represented by any certificate being delivered to the Exchange Agent, the number of shares in respect of which an Election is being made in the box entitled "Number of Shares Elected to be Retained" should be indicated. All shares represented by certificates submitted hereunder will be deemed to have made a Non-Cash Election unless otherwise indicated.

   5. Lost or Destroyed Certificates. If your stock certificate(s) has been either lost or destroyed, please check the box on the front of this Form below Box 1 and the appropriate forms will be sent to you, as applicable. You will then be instructed as to the steps you must take in order to receive a stock certificate(s) representing Non-Cash Election Shares and/or any checks in accordance with the Merger Agreement.

   6. New Certificates and Checks in Same Name. If all stock certificate(s) representing Non-Cash Election Shares and all check(s) in respect of Non-Cash Election Shares are to be registered in, or payable to the order of, exactly the same name(s) that appears on the certificate(s) representing shares of Jostens Common Stock submitted with this Form, no endorsement of certificate(s) or separate stock power(s) are required.

   7. New Certificate and Checks in Different Name. If any stock certificate(s) representing Non-Cash Election Shares or any check(s) in respect of Non-Cash Election Shares are to be registered in, or payable to the order of, any name other than exactly the name that appears on the certificate(s) representing shares of Jostens Common Stock submitted herewith, such registration and/or payment shall not be made by the Exchange Agent unless the certificates submitted are endorsed, BOX II is completed, and the signature is guaranteed in BOX IV by a member of a national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank (not a savings bank or a savings & loan association) or trust company in the United States which is a member in good standing of the Agent's Medallion Program.

   8. Special Delivery Instructions. If the checks are to be payable to the order of, or the certificates for Non-Cash Election Shares are to be registered in, the name of the registered holder(s) of shares of Jostens Common Stock, but are to be sent to someone other than the registered holder(s) or to an address other than the address of the registered holders, it will be necessary to indicate such person or address in BOX III.

   9. Miscellaneous. A single check and/or a single stock certificate representing Non-Cash Election Shares will be issued.

   All questions with respect to this Form and the Elections (including, without limitation, questions relating to the timeliness or effectiveness of revocation of any Election and computation as to proration) will be determined by Jostens and the Exchange Agent, which determination shall be conclusive and binding.

   10. Substitute Form W-9. Under Federal income tax law, a holder who receives a cash payment pursuant to the Merger must, unless an exemption applies, provide the Exchange Agent (as payer) with such holder's correct taxpayer identification number ("TIN") on Substitute Form W-9 below. If the holder is an individual, the TIN is his or her social security number. If the Exchange Agent is not provided with the correct TIN, payments that are made by the Exchange Agent to such holder or other payee with respect to the Merger may be subject to backup withholding at a rate of 31% and the holder may be subject to penalties imposed by the Internal Revenue Service. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld, provided that the required information is given to the Internal Revenue Service. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.

   Certain holders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign individual to qualify as exempt from backup withholding and reporting requirements, the holder must submit a Form W-8, signed under penalties of perjury, attesting to that individual's exempt status. A Form W-8 can be obtained from the Exchange Agent. Exempt holders, other than foreign holders, should furnish their TIN, write "Exempt" on the face of the Substitute Form W-9 and sign, date and return the Substitute Form W-9 to the Exchange Agent. See the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for more instructions.

   The holder is required to give the Exchange Agent the TIN (e.g., social security number or employer identification number) of the record owner of the shares of Jostens Common Stock. If the shares of Jostens Common Stock are in more than one name or are not in the name of the actual owner, consult the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for additional guidance on which number to report. If the holder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future, the holder should check the box in Part 3 of the Substitute Form W-9 and sign and date the Substitute Form W-9. If the box in
Part 3 is checked, the holder or other payee must also complete the Certificate of Awaiting Taxpayer Identification Number below in order to avoid backup withholding. Notwithstanding that the box in Part 3 is checked and the Certificate of Awaiting Taxpayer Identification Number is completed, the Exchange Agent will withhold 31% on all payments made prior to the time a properly certified TIN is provided to the Exchange Agent. However, such amounts may be refunded to such holder if a TIN is provided to the Exchange Agent within 60 days.

                                ---------------

   Questions and requests for assistance or additional copies of the Proxy Statement/Prospectus or this Form may be directed to the phone number set forth below:

                                Morrow & Company
                                 1-800-566-9061